UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2020

TENNECO INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12387	76-0515284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 NORTH FIELD DRIVE, LAKE FOREST, ILLINOIS	60045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 482-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Voting Common Stock, par value $0.01 per share	TEN	New York Stock Exchange
Preferred Stock Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 7, 2020, the Compensation Committee of the Board of Directors of Tenneco Inc. (the “Company”) granted a special retention award to Brian Kesseler, the Company’s Chief Executive Officer, in the amount of 278,552 cash-settled restricted stock units (the “RSUs”). The RSUs will vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, in each case generally subject to Mr. Kesseler’s continued employment. The RSUs vest immediately in the event Mr. Kesseler’s employment terminates as a result of his death or total disability or his termination by the Company without cause. A copy of Mr. Kesseler’s Cash-Settled Restricted Stock Unit Retention Award Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Compensation Committee made this award to facilitate long-term retention and demonstrate the Board of Directors’ commitment to and faith in Mr. Kesseler’s ongoing leadership, specifically noting:

•

The award recognizes Mr. Kesseler’s strong leadership through challenges faced by the Company over the last several years. In late 2018, the Company completed its acquisition of Federal Mogul and the Company undertook the substantial work of the integration of the Federal Mogul businesses and assets. In the midst of that integration, both a secular industry contraction and a global pandemic materially impacted the Company’s operations and the timing for executing its strategic vision. The leadership of the Company responded aggressively to these combined forces and as a result, financial results have improved throughout the course of this year under Mr. Kesseler’s leadership.

•

The award will also compensate Mr. Kesseler, in a manner aligned with shareholder interests, for certain of Mr. Kesseler’s forgone compensation opportunities arising following the Company’s acquisition of Federal Mogul in late 2018. The Federal Mogul acquisition effectively doubled the size of the Company in terms of revenue and the number of employees. Further, with the addition of a number of new business units, the Company’s operational complexity has also increased significantly. Notwithstanding these changes, until the fourth quarter of this year, Mr. Kesseler’s compensation continued to be benchmarked at the 50th percentile versus companies considered to be comparable to the pre-transaction Company, which had led to his total compensation being significantly below the market.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

10.1	Cash-Settled Restricted Stock Unit Retention Award Agreement, dated December 7, 2020, by and between Tenneco Inc. and Brian J. Kesseler.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNECO INC.

Date: December 9, 2020	By:	/s/ Brandon B. Smith
Brandon B. Smith
Senior Vice President, General Counsel and Corporate Secretary